UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2008

BARNES GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-04801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06011-0489
(Address of principal executive offices)	(Zip Code)

(860) 583-7070

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers: Election of Directors; Appointment of Principal Officers; Compensatory Arrangements for Certain Officers.

(e) Compensatory Plans

On December 15, 2008, the Board of Directors of Barnes Group Inc. (the “Company”) approved certain amendments to the Company’s Supplemental Senior Officer Retirement Plan (the “SSORP”). The SSORP is designed to provide supplemental retirement benefits to selected employees of the Company. Participation in the SSORP is limited to employees who have been named as participants in the SSORP by the Board of Directors. The amendments are effective January 1, 2009; no individuals who are not participants as of December 31, 2008 will be named participants after that date. In addition to the amendments made to comply with Section 409A of the Internal Revenue Code the following changes were approved.

Supplemental Senior Officer Retirement Plan

Age and Service Requirements

•

The SSORP was amended to provide that participants may retire with benefits under the SSORP after they attain age 55 and complete 10 years of credited service. Prior to the amendment, that provision of the SSORP provided that participants could retire with benefits under the SSORP after they attained age 62 and completed 10 years of credited service. No change was made in the provision of the SSORP that requires benefits to be reduced in the event that they commence to be paid before a participant attains age 62 and completes at least 10 years of credited service. The amendments also changed the SSORP provision that permits participants to retire with benefits under the SSORP after they attain age 55 and complete 5 years of credited service if their retirement is requested by the President and Chief Executive Officer of the Company or is requested or approved by the Board of Directors. After the amendments, that provision permits participants to retire with benefits under the SSORP after they attain age 55 and complete 5 years of credited service and before they complete 10 years of credited service if their retirement is both requested by the President and Chief Executive Officer of the Company and approved by the Compensation and Management Development Committee of the Board of Directors (the “Compensation Committee”), or if their retirement is requested and approved by the Compensation Committee.

Distributions

•

The distribution provisions of the SSORP were amended to provide that participants who are less than age 55 as of December 31, 2008 will be paid their benefits in 5 installments over a 4-year period following retirement. With respect to participants who are at least age 55 as of December 31, 2008, the SSORP continues to provide that benefits will be paid following retirement in the form of an annuity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2008	BARNES GROUP INC.
(Registrant)

	By:	/s/ Signe S. Gates
Signe S. Gates
Senior Vice President, General Counsel and Secretary